Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of ShiftPixy, Inc. on Form S-3 (File Nos. 333-266401, 333-259619 and 333-256834) and Form S-8 (File No. 333-256835) of our report, dated December 12, 2022, which report on the consolidated financial statements refers to a change in the method of accounting for the adoption of ASU No. 2016-02, Leases (Topic 842) effective September 1, 2021, using the modified retrospective approach and includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of ShiftPixy, Inc. as of August 31, 2022 and 2021 and for the years then ended, and which report is included in this Annual Report on Form 10-K/A of ShiftPixy, Inc. for the year then ended August 31, 2022. We also consent to the reference to our firm under the heading “Experts” in the Registration Statements.

/s/ Marcum LLP

Marcum LLP

New York, NY

December 14, 2022